Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-219012) of Safety, Income & Growth Inc. (“the Company”) of our reports dated February 20, 2018 relating to the financial statements and financial statement schedule of the Company and Safety, Income and Growth, Inc. (“Predecessor”), respectively, which appear in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
New York, New York
February 20, 2018